      As filed with the Securities and Exchange Commission on May 1, 2003
                                                                   File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                      73-1567067
        (State or Other Jurisdiction                         (I.R.S. Employer
     of Incorporation or Organization)                      Identification No.)
             20 North Broadway                                  73102-8260
          Oklahoma City, Oklahoma                               (Zip Code)
  (Address of Principal Executive Offices)

                            DEVON ENERGY CORPORATION
                          2003 Long-Term Incentive Plan
                            (Full Title of the Plan)

                                J. Larry Nichols
                      Chairman and Chief Executive Officer
                            Devon Energy Corporation
                                20 North Broadway
                       Oklahoma City, Oklahoma 73102-8260
                     (Name and Address of Agent For Service)

                                 (405) 235-3611
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                                    Copies to
                                 Janice A. Dobbs
                               Corporate Secretary
                            Devon Energy Corporation
                                20 North Broadway
                       Oklahoma City, Oklahoma 73102-8260
                                 (405) 235-3611

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
        TITLE OF SECURITIES              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
          TO BE REGISTERED              REGISTERED(2)         PER SHARE(3)           PRICE(3)             FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.10 per share (1)..............           12,500,000           $47.15             $589,375,000        $47,681
==================================================================================================================

(1) Includes the preferred stock purchase rights associated with the Common Stock of Devon Energy Corporation.

(2) Also being registered hereby are an indeterminate number of additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

(3) In accordance with Rule 457(h)(1), the offering price was computed upon the basis of the average of the high and low sale prices of the shares reported on the American Stock Exchange on April 30, 2003 which was $47.15.

================================================================================

                                     PART I
                             INFORMATION REQUIRED IN
                           A SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION (1)

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION (1)

----------

(1) Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by Devon Energy Corporation, a corporation organized under the laws of the State of Delaware (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission pursuant to Section 13(a) under the Exchange Act. (Exchange Act File No. 000-30176)

      (b) The Company's current Reports on Form 8-K filed with the Commission pursuant to Section 13(a) under the Exchange Act on February 7, 2003, February 24, 2003, April 2, 2003, April 14, 2003 and April 25,
            2003. (Exchange Act File No. 000-30176)

      (c) The description of the Company's common stock, par value $.10 per share (the "Common Stock") included in the Company's Registration Statement on Form S-3 (Registration No. 333-50034) filed by the Company with the Commission on December 15, 2000, including any amendment or report filed with the Commission for the purpose of updating that description.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this Registration Statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

      Article VIII of the Amended and Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Amended and Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

      (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

      (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or

      (4) for any transaction from which the director derived an improper benefit.

      Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article VIII of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

      Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant has purchased such insurance.

      Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Article VIII of the by-laws of Registrant contains provisions regarding indemnification, which parallel those described above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      See Exhibit Index which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 30, 2003.

                                        DEVON ENERGY CORPORATION


                                        By: /s/ J. LARRY NICHOLS
                                           -------------------------------------
                                           Name: J. Larry Nichols
                                             Title:  Chairman and Chief
                                                     Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Devon Energy Corporation hereby constitutes and appoints J. Larry Nichols, William T. Vaughn and Marian J. Moon, and each of them, severally, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                    Name                                   Title                            Date
                    ----                                   -----                            ----
/s/ J. LARRY NICHOLS                          Chairman and Chief Executive            April 30, 2003
------------------------------------               Officer (Principal
J. Larry Nichols                                   Executive Officer and
                                                   Director)


/s/ WILLIAM T. VAUGHN                         Senior Vice President-Finance           April 30, 2003
------------------------------------               (Principal Financial
William T. Vaughn                                  Officer)



/s/ DANNY J. HEATLY                           Vice President - Accounting             April 30, 2003
------------------------------------               (Principal Accounting
Danny J. Heatly                                    Officer)


/s/ THOMAS F. FERGUSON                        Director                                April 30, 2003
------------------------------------
Thomas F. Ferguson

/s/ DAVID M. GAVRIN                           Director                                April 30, 2003
------------------------------------
David M. Gavrin

/s/ MICHAEL E. GELLERT                        Director                                April 30, 2003
------------------------------------
Michael E. Gellert

/s/ JOHN A. HILL                              Director                                April 30, 2003
------------------------------------
John A. Hill

/s/ WILLIAM J. JOHNSON                        Director                                April 30, 2003
------------------------------------
William J. Johnson

/s/ MICHAEL M. KANOVSKY                       Director                                April 30, 2003
------------------------------------
Michael M. Kanovsky

/s/ J. TODD MITCHELL                          Director                                April 30, 2003
------------------------------------
J. Todd Mitchell

/s/ ROBERT A. MOSBACHER, JR                   Director                                April 30, 2003
------------------------------------
Robert A. Mosbacher, Jr

                                  EXHIBIT INDEX

Exhibit
Number                             Description of Exhibit
------                             ----------------------
4.1           Devon's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Devon's Form 8-K filed on August 18,
              1999).

4.2           Devon's Amended and Restated By-Laws (incorporated by reference to
              Exhibit 3.2 to Devon's Registration Statement on Form S-4 filed on
              June 22, 2000, File No. 333-39908).

4.3           Form of Common Stock Certificate (incorporated by reference to
              Exhibit 4.3 to Devon's Registration Statement on Form S-3 filed on
              October 4, 2002, File No. 333-100308).

4.4           Rights Agreement dated as of August 17, 1999 between Devon and
              BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to
              Devon's Form 8-K filed on August 18, 1999).

4.5           Amendment to Rights Agreement dated as of May 25, 2000 between
              Devon and Fleet National Bank (f/k/a BankBoston, N.A.)
              (incorporated by reference to Exhibit 4.2 to Devon's Form S-4 filed on June 22, 2000, File No. 333-39908).

4.6 Amendment to Rights Agreement, dated as of October 4, 2001, by and between Devon and Fleet National Bank (f/k/a/ Bank Boston, NA.)
              (incorporated by reference to Exhibit 99.1 to Devon's Form 8-K filed on October 11, 2001).

4.7           Amendment to Rights Agreement, dated September 13, 2002, between
              Devon and Wachovia Bank, N.A. (incorporated by reference to
              Exhibit 4.9 to Devon's Registration Statement on Form S-3 filed on
              October 4, 2002, File No. 333-100308).

4.8 The 2003 Long-Term Incentive Plan of the Registrant (incorporated by reference to Annex E to the Registrant's Registration Statement on Form S-4 (File No. 333-103679)) filed on March 20, 2003.

5.1 Opinion of Mayer, Brown, Rowe & Maw regarding the validity of the offered securities.


23.1          Consent of Mayer, Brown, Rowe & Maw (contained in its opinion in
              Exhibit 5.1).

23.2 Consent of KPMG LLP (as to its report on the consolidated financial statements of Devon Energy Corporation)

23.3 Consent of KPMG LLP (as to its report on the consolidated financial statements of Ocean Energy, Inc.)

23.4          Consent of Miller and Lents, Ltd.

23.5          Consent of AJM Petroleum Consultants.

23.6          Consent of LaRoche Petroleum Consultants, Ltd.

23.7          Consent of Paddock Lindstrom & Associates, Ltd.

23.8          Consent of Ryder Scott Company, L.P.

23.9          Consent of Gilbert Laustsen Jung Associates Ltd.

24.1 Power of Attorney (appears on the signature page of this Registration Statement).